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Paul, Hastings, Janofsky & Walker LLP
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(415) 856-7007
davidhearth@paulhastings.com

April 29, 2010

Matthews International Funds
dba Matthews Asia Funds
Four Embarcadero Center, Suite 550
San Francisco, California 94111

Re:           Matthews International Funds - File Nos. 33-78960 and 811-08510

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth
David A. Hearth
for Paul, Hastings, Janofsky & Walker LLP